Exhibit 5.1


             [Letterhead of Jenkens & Gilchrist Parker Chapin LLP]


                                January 17, 2002

Allou Health & Beauty Care, Inc.
50 Emjay Boulevard
Brentwood, New York 11717

Gentlemen:

     We have acted as counsel to Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of 44,404 shares (the "Shares") of Class A Common Stock, par value $.001 per share, of the Company (the "Common Stock") issued pursuant to an Asset Purchase Agreement among the Company, Tri-State Pharmaceutical Consultants Corp. and Norman Miller (the "Asset Purchase Agreement").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the: (i) Asset Purchase Agreement, (ii) Company's Certificate of Incorporation, as amended, (iii) Company's By-laws and (iii) resolutions of the Company's board of directors authorizing the Company to enter into, and consummate, the transactions contemplated by the Asset Purchase Agreement. We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K promulgated under the Act.

                                       Very truly yours,


                                       /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP